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                                                                 Exhibit 4.6

                      ROLLER BEARING HOLDING COMPANY, INC.

                              AMENDED AND RESTATED
                        WARRANTS TO PURCHASE COMMON STOCK

     THIS AMENDED AND RESTATED WARRANT ("Warrant Agreement") is entered into effective as of this ___ day of___, 1998, by and between ROLLER BEARING HOLDING COMPANY, INC., a Delaware corporation (the "Company"), and WILLIAM E. MYERS, JR. (the "Holder").

                               W I T N E S S E T H

     WHEREAS, the Company previously granted to Holder the Warrants to purchase that number of shares of Common Stock of the Company, as reflected by the Warrant Certificates referred to on Annex A hereto (the "Original Warrants"); and

     WHEREAS, the parties desire to amend, restate and consolidate the Original Warrants in their entirety by entering into this Warrant Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

     Section 1. Warrants. Subject to the terms and conditions set forth herein, this Warrant Agreement entitles the Holder to purchase up to two thousand two hundred and seventy-five (2,275) shares (each such share being referred to herein as a "Warrant Share" and all such shares being referred to herein, collectively, as the "Warrant Shares") of Class A Common Stock, $0.01 par value per share, of the Company ("Common Stock"), and at the exercise price of one hundred dollars ($100) per Warrant Share (the "Exercise Price"). This Warrant Agreement is not intended to be an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code, as amended.

     Section 2. Duration and Exercise of Warrants.

     (a) Subject to all the terms and conditions hereinafter set forth (including, without limitation, the terms and conditions in Section 16), the Warrants may be exercised by the Holder, in whole or in part, at any time or from time to time, prior to 5:00 p.m., eastern standard time, on June 23, 2007 (the "Expiration Time"). At the Expiration Time, each Warrant not exercised prior thereto shall be and become void and of no value.

     (b) 100% of the Warrants may be exercised immediately upon


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execution hereof. In addition, this Warrant Agreement may not be exercised for less than ____ Warrant Shares at a time unless it is for the balance of the Warrant Shares available hereunder.

     (c) Notwithstanding Section 2(a) hereof, following the termination of the Holder's service on the Board of Directors of the Company (the "Board"), this Warrant Agreement shall remain exercisable for the period ending on the earlier of (i) the Expiration Time or (ii) the date determined below, after which time the Warrants shall then forever lapse:

          (1) upon the ninetieth (90th) day after the termination of the Holder's service of the Board for any reason other than death; or

          (2) upon the first annual anniversary of the termination of the Holder's service of the Board due to the Holder's death.

     (d) Nothing in this Warrant Agreement shall confer on the Holder any right to continue to serve on the Board.

     Section 3. Method of Exercise.

     (a) Subject to Sections 4, 9 and 10 hereof, upon (i) delivery of a Form of Election to Purchase attached as Annex A hereto (the "Form of Election to Purchase") duly completed and signed, to the Company at the address provided in
Section 11, and (ii) payment by delivery of a cashier's or certified check made payable to the Company, in an amount equal to the Exercise Price multiplied by the number of Warrant Shares being so exercised, the Company shall promptly issue and cause to be delivered to or upon the written order of the Holder, a certificate for the Warrant Shares subject to such exercise. The "Date of Election to Purchase" any Warrant means the date on which the Company shall have received both (1) a Form of Election to Purchase duly completed and signed, and
(2) payment of the Exercise Price for such Warrants being acquired.

     (b) In the event shares of Common Stock of the Company are registered under the Securities Exchange Act of 1934, payment of the Exercise Price hereunder may, in the sole discretion of the Company, be made by delivering (or certifying as to ownership of) certificates of shares of Common Stock of the Company which have been held by the Holder for at least six months (or such longer period as may be required to avoid a charge to earnings for financial reporting purposes) which are equal in value (based on their Fair Market Value (as defined in Section 1.3 of the Stockholders Agreement, dated as of _______________, by and among the Company, Dr. Michael J. Hartnett and the Holder (the "Stockholders Agreement")) on the date of surrender or certification) to such Exercise Price or the portion thereof so paid. In addition, in the event shares of Common Stock of the Company are registered under the Securities Exchange Act of 1934, payment of the Exercise Price hereunder may, in the sole discretion of


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the Company, also be made by delivering a properly executed Form of Election to
Purchase to the Company together with a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     Section 4. Payment of Taxes. The Company shall have the right to require, prior to the issuance or delivery of a certificate for any Warrant Shares acquired hereunder, payment by the Holder (by cashier's or certified check made payable to the Company) of any income or employment taxes, if any, required by law to be withheld by the Company in connection with the exercise of all or part of this Warrant Agreement.

     Section 5. Non-Transferability; Death. Except as provided in the Stockholders Agreement, this Warrant Agreement is not transferable by the Holder otherwise than by will or the laws of descent and distribution and is exercisable during the Holder's lifetime only by him. If the Holder dies while serving on the Board, this Warrant Agreement may be exercised only during the period described in Section 2(c) (ii) (but not later than the Expiration Time) by his estate or the person to whom this Warrant Agreement passes by will or the laws of descent and distribution, but only to the extent that the Holder could have exercised this Warrant Agreement on the date of his death.

     Section 6. Reservation and Issuance of Warrant Shares.

     (a) The Company shall at all times have authorized, and reserve and keep available, exclusively for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of Warrant Shares deliverable upon exercise of the Warrants. The Company shall take all corporate action necessary to enable the Company to validly and legally issue, at the Exercise Price, Warrant Shares that are fully-paid and nonassessable.

     (b) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement, be (i) duly authorized, validly issued, fully paid and nonassessable and (ii) free from all taxes or other governmental charges with respect to the issuance thereof (exclusive of income or employment taxes) and from all liens, charges and security interests created by the Company.

     Section 7. Adjustments; Notice of Certain Events.

     (a) If the Company shall effect a stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares of Common Stock), the total number of Warrant Shares then remaining subject to purchase hereunder and the Exercise Price per share shall be adjusted so that the total consideration


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payable to the Company upon the purchase of all shares not theretofore purchased and the interest (as a percentage of all similar interests in the Company) to be received on exercise hereof) shall not be changed.

     (b) Should the Company elect to undertake any sale of all or substantially all of its assets, or any merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date on which such transaction is expected to become effective or consummated. Such notice shall specify such expected date of effectiveness or consummation. Failure to give such notice or any defect therein shall not effect the validity of any action taken in connection with such transaction.

     Section 8. No Stock Rights. The Holder shall not be entitled to vote nor be deemed the holder of shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise the Warrants, nor shall anything contained herein be construed to confer upon the Holder the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, to exercise any preemptive right, to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise, unless and until certificates for the Warrant Shares are issued following the Date of Election to Purchase.

     Section 9. Fractional Warrants and Fractional Warrant Shares. The Company may, but shall not be required to, issue fractional Warrant Shares. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable to the Holder upon exercise of any Warrants, the Company may, at its election, pay to such Holder an amount in cash equal to the difference between
(a) the Fair Market Value of one share of Common Stock and (b) the Exercise Price, multiplied by such fraction. The Holder expressly waives the right to receive any fractional Warrant Shares upon exercise of a Warrant. The Holder shall be entitled to receive fractional Warrant Shares at the election of the Company.

     Section 10. Registration of Warrant Shares. The Company shall not be required to issue or deliver any certificate for its shares of Common Stock purchased upon the exercise of this Warrant Agreement prior to the admission of such shares to listing on any stock exchange on which shares of the Company's Common Stock may at that time be listed. In the event of the exercise of this Warrant Agreement with respect to any shares subject hereto, if other shares of Common Stock of the Company are then listed, the Company shall make prompt application for such listing with respect to the shares acquired upon the exercise


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hereof. If at any time during the Warrant Agreement period the Company shall be advised by its counsel that shares deliverable upon exercise of Warrants are required to be registered under the Federal Securities Act of 1933, as amended, or that delivery of the shares must be accompanied or preceded by a prospectus meeting the requirements of the Act, the Company will use reasonable efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of this Warrant Agreement, but delivery of shares by the Company may be deferred until registration is effected or a prospectus available. The Company shall be under no obligation to register the shares deliverable upon exercise of this Warrant Agreement unless it shall be advised by its counsel that such shares are required to be so registered. The Holder shall have no interest in the shares covered by this Warrant Agreement unless and until certificates for the shares are issued following the exercise of this Warrant Agreement. Notwithstanding anything to the contrary in this Warrant Agreement, in lieu of affecting the registration statement described in the preceding sentence, the Company may, in the alternative, provide the Holder with a cash payment in consideration of the Warrant Shares subject to such exercise in an amount equal to the excess of the Fair Market Value of one share of Common Stock over the Exercise Price, multiplied by the number of Warrant Shares subject to such exercise, and the Company shall have no further liability of any kind to the Holder with respect to such Warrant Shares.

     Section 11. Notices. All notices, requests, demands and other communications relating to this Warrant Agreement shall be in writing, including by telecopier, addressed, if to the registered Holder hereof, to it at the address furnished by the registered Holder to the Company, and if to the Company, at its office at 60 Round Hill Road, P.O. Box 430, Fairfield, Connecticut 06430-043060, Attention: Chief Executive Officer, or to such other address as any party shall notify the other party in writing, and shall be effective, in the case of written notice by mail, three days after placement into the mails (first class, postage prepaid), and in the case of notice by telecopier on the same day as sent.

     Section 12. Binding Effect. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Company, its permitted successors and permitted assigns, and the Holder.

     Section 13. Survival of Rights and Duties. Unless earlier terminated or cancelled in whole or in part pursuant to Sections 2 or 15 hereof, this Warrant Agreement and any unexercised Warrants represented hereby shall terminate and be of no further force and effect on the earlier of the Expiration Time or the date on which all the Warrants shall have been exercised, except that the provisions of Sections 4, 6(b) and 10 of this Warrant Agreement shall continue in full force and effect after any such termination or cancellation.


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     Section 14. Governing Law. This Warrant Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state, without regard to the principles of conflicts or choice of law.

     Section 15. Entire Agreement; Modification and Waiver. Subject to Section 16 hereof, this Warrant Agreement represents the entire agreement between the Company and the Holder relating to the subject matter hereof, and supersedes any and all prior agreements, including but not limited to the Original Warrants. This Warrant Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     Section 16. Stockholders Agreement. The Holder acknowledges that it is a party to the Stockholders Agreement, a copy of which is attached as Annex B hereto, and that the Holder is bound by all the terms and conditions of such Stockholders Agreement. Any and all Warrant Shares issued from time to time hereunder shall, immediately upon issuance thereof, and without any further action by or on behalf of the Holder or the Company, be subject to the Stockholders Agreement.


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     IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be executed under its corporate seal by its officers thereunto duly authorized as of the date hereof, and the Holder has caused this warrant to be executed and delivered by its duly authorized representative.

ROLLER BEARING HOLDING COMPANY, INC.

By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------

HOLDER

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         (Signature)


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                                     ANNEX A

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder if the Holder desires to exercise Warrants evidenced by the foregoing Warrant Agreement)

To Roller Bearing Holding Company, Inc.:

The undersigned hereby irrevocably elects to exercise ____ Warrants (as defined in and evidenced by the foregoing Warrant) for, and to purchase thereunder, __________ full shares of common stock, $0.01 par value per share, of Roller Bearing Holding Company, Inc., issuable upon exercise of such Warrants and delivery of $______ in cash and any applicable taxes payable by the undersigned pursuant to such Warrant Agreement.

The undersigned requests that certificates for such shares be issued in the name of the following:

                                        PLEASE INSERT SOCIAL SECURITY OR
                                        TAX IDENTIFICATION NUMBER

                                        (Please print name and address)

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(Please print name and address)


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Dated:                                  HOLDER
      ------------------
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                                        (Signature)


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